Exhibit 99.1

SANUWAVE Health, Inc. Barry Jenkins, CFO Bernie Laurel, VP of Sales and Marketing 678-578-0103 investorrelations@sanuwave.com	Lippert/Heilshorn & Associates Anne Marie Fields (Investors) 212-838-3777 afields@lhai.com Mackenzie Mills (Media) 212-838-3777 mmills@lhai.com

FOR IMMEDIATE RELEASE

SANUWAVE APPOINTS PRIVATE EQUITY VETERAN BARBARA M. HENAGAN
TO BOARD OF DIRECTORS

ALPHARETTA, GA, September 29, 2011 – SANUWAVE Health, Inc. (OTCBB: SNWV), an emerging medical technology company focused on the development and commercialization of noninvasive, biological response activating devices in regenerative medicine, today announced the appointment of Barbara M. Henagan to the Company’s Board of Directors.  Ms. Henagan has more than 30 years of direct private equity investing experience. With this appointment, the Company’s Board has six members.

Ms. Henagan is a founding member of Linx Partners, a private equity investment firm that partners with family owners, entrepreneurs and management to acquire and grow middle-market industrial companies.  Previously, she was Senior Managing Director of Bradford Ventures, Ltd.  She is Chairman of the Board of Metaltech Service Center, Inc. and is a member of the Board of Trustees of the Atlanta Speech School and the Atlanta Botanical Garden, where she previously served as Chairman.  Ms. Henagan is on the Board of Councilors of The Carter Center and is a member of the Goizueta Business School Advisory Board of Emory University.  She holds an MBA from Columbia University and a BA from Princeton University.

Commenting on her appointment, Ms. Henagan said, “SANUWAVE represents a compelling growth opportunity. The Company’s innovative PACE® technology platform is supported by a large body of clinical evidence and a market-relevant set of value propositions. With SANUWAVE on the cusp of commercializing dermaPACE® in the U.S for the treatment of diabetic foot ulcers, I am excited to be joining the Company’s Board of Directors at this time, and I look forward to working with the management team to develop value-enhancing strategies to compete in multiple large market opportunities.”

“We are delighted to welcome Babette to our Board of Directors,” said Christopher M. Cashman, SANUWAVE’s President and Chief Executive Officer.  “Her keen investment insight, along with her strategic, operational and financial skills, will be of great value to SANUWAVE.  At both Linx Partners and Bradford Ventures, Babette successfully assisted dozens of management teams to expand and leverage their companies’ assets.  We look forward to benefitting from her guidance as we work diligently to advance SANUWAVE and create shareholder value.”

About SANUWAVE Health, Inc.
SANUWAVE Health, Inc. (www.sanuwave.com) is an emerging regenerative medicine company focused on the development and commercialization of noninvasive, biological response activating devices for the repair and regeneration of tissue, musculoskeletal and vascular structures.  SANUWAVE’s portfolio of products and product candidates activate biologic signaling and angiogenic responses, including new vascularization and microcirculatory improvement, helping to restore the body’s normal healing processes and regeneration.  SANUWAVE intends to apply its PACE technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions.  Its lead product candidate for the global wound care market, dermaPACE, is CE marked for treatment of the skin and subcutaneous soft tissue and recently completed its highly positive pivotal Phase III, Investigational Device Exemption (IDE) clinical trial in the U.S. for the treatment of diabetic foot ulcers.  SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved Ossatron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its Ossatron, Evotron™ and orthoPACE® devices in Europe.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control.  Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.